                                   AGREEMENT
                                   ---------


     THIS AGREEMENT (the "Agreement") is dated as of July 3, 1996, by and between TB WOOD'S INCORPORATED (formerly T.B. Wood's Sons Company), a Pennsylvania corporation ("TBW"), and THE BIBB COMPANY, a Delaware corporation ("Bibb").


                                   Background
                                   ----------


     Bibb owns a Subordinated Note in the original principal amount of $13,218,000 dated March 31, 1993, issued by TBW in favor of Bibb (the "Note") outstanding on the date hereof. As of the date hereof, the aggregate principal amount of the Note, including accrued interest added thereto, equals $16,674,000. Based upon the current principal amount and other payment terms of the Note, TBW's current ability to service its obligations (including the Note), recent indications of interest by third parties to purchase the Note, and other matters relating to the Note, Bibb and TBW have agreed that the Note should be valued at the Purchase Price described below. On the terms and subject to the conditions set forth herein, the parties desire that TBW repurchase the Note as described herein.

                                     Terms
                                     -----

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   Section 1

                                  TRANSACTION

     Section 1.1  Sale of Note.
                  ------------

     (a) Subject to the terms and conditions of this Agreement: (i) the purchase price for the Note to be sold hereunder shall be $10,671,360, plus (A) $2,000 per day (up to and including the Closing Date) for each day for which the Closing occurs after July 15, 1996, minus (B) any cash interest paid under the Note on and after the date hereof (the "Purchase Price"); and (ii) the closing of the sale and purchase of the Note (the "Closing") shall take place at TBW's offices located at 440 North Fifth Avenue, Chambersburg, PA 17201, on July 15, 1996, or if the conditions to Closing set forth in Section 1.2 of this Agreement shall not have been satisfied by such date, as soon as practicable after such conditions shall have been satisfied; provided, however, that the Closing shall
                                      --------  -------
not occur later than
the termination of this Agreement as provided in Section 4.6 of this Agreement. The date on which Closing shall occur is hereinafter referred to as the "Closing Date".

     (b)  On the Closing Date, subject to the terms and conditions of this
Agreement: (i) Bibb will transfer and deliver to TBW the certificate representing the Note, with appropriate executed bond powers, free and clear of all liens and other liabilities of any nature whatsoever; and (b) TBW will deliver to Bibb the Purchase Price in immediately available funds.

     Section 1.2  Conditions.
                  ----------

     (a) The obligations of TBW to purchase the Note are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in whole or in part by TBW in its sole discretion):

          (i)   Performance of Agreements; Representations and Warranties.
                ---------------------------------------------------------
Bibb shall have performed or complied in all respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing; the representations and warranties set forth in this Agreement made by Bibb shall have been true and correct in all respects when made and as of the Closing Date as though made on and as of the Closing Date; and TBW shall have been furnished with a certificate of the President or a Vice President of Bibb, dated the Closing Date, certifying to the foregoing.

          (ii)  Injunction; Litigation.  No statute, rule or regulation or
                ----------------------
order of any court or governmental authority shall be in effect which prohibits the transactions contemplated by this Agreement.

          (iii)  Bankruptcy Court Approval.  The sale of the Note
                 -------------------------
contemplated by this Agreement to TBW (A) shall continue at all times prior to the Final Order described below to be identified and included in the Company's Plan of Reorganization (the "Plan") filed in the Company's case (the "Bankruptcy Case") under Chapter 11 of Title 11 of the United States Code in the United States District Court for the District of Delaware (the "Bankruptcy Court"), and
(B) shall be approved by the Bankruptcy Court in a final order entered on the docket by the Clerk of the Bankruptcy Court which (x) has not been reversed, stayed, modified or amended, (y) as to which no appeal, certiorari proceeding, reargument or other review or rehearing has been requested or is still pending, and (z) as to which the time for filing a notice of or petition for certiorari, or request for reargument or further review or rehearing shall have expired (such order, a "Final Order").

     (b) The obligations of Bibb to sell the Note are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in whole or in part by Bibb in its sole discretion):

          (i)   Performance of Agreements; Representations and Warranties.
                ---------------------------------------------------------
TBW shall have performed or complied in all respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing; the representations and warranties set forth in this Agreement made by TBW shall have been true and correct in all respects when made and as of the Closing Date as though made on and as of the Closing Date; and TBW shall have been furnished with a certificate of the President or a Vice President of TBW, dated the Closing Date, certifying to the foregoing.

          (ii)  Injunction; Litigation.  No statute, rule or regulation or
                ----------------------
order of any court or governmental authority shall be in effect which prohibits the transactions contemplated by this Agreement.

          (iii)  Bankruptcy Court Approval.  The sale of the Note contemplated
                 -------------------------
by this Agreement to TBW shall be approved by the Bankruptcy Court in a Final Order.

     Section 1.3  Absence of Transfers; Plan.  Bibb hereby agrees that it
     ---------------------------------------
shall not sell, assign, transfer, pledge, hypothecate, make gifts of or in any manner whatsoever dispose of or encumber (any such sale, assignment, transfer, pledge, hypothecation, gift or disposition being hereinafter referred to as a "Transfer") the Note; it being understood that the Note is subject to certain liens in favor of Bibb's secured lenders. Any purported Transfer by Bibb in violation of this Agreement shall be null and void and of no force and effect, and the purported transferee shall have no rights or privileges in or with
respect to such securities.   Bibb hereby covenants and agrees that it will not
initiate or consent to any action or agreement (including without limitation any amendment of the Plan) that would have, as a specific purpose, the impediment, nullification or postponement of the sale of the Note as contemplated by this Agreement.

                                   Section 2

                     REPRESENTATIONS AND WARRANTIES OF TBW

     TBW represents and warrants to Bibb:

     Section 2.1  Due Authorization; Validity.  TBW has the corporate power and
                  ---------------------------
corporate authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate or other action of TBW, and this Agreement constitutes a valid and legally binding obligation of TBW enforceable against TBW in accordance with its terms.

                                   Section 3

                    REPRESENTATIONS AND WARRANTIES OF BIBB

     Bibb represents and warrants to TBW:

     Section 3.1  Ownership.  Bibb is the sole owner of the Note, free and clear
                  ---------
of all liens, adverse claims and encumbrances (other than with respect to any existing liens in favor of Bibb's secured lenders). The delivery of the Note to TBW will transfer to TBW in accordance with the terms hereof good and valid title to the Note, free and clear of all liens, adverse claims and encumbrances.

     Section 3.2  Due Authorization; Validity.  Bibb has the corporate power and
                  ---------------------------
corporate authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate or other action of Bibb, and this Agreement constitutes a valid and binding obligation of Bibb, enforceable against Bibb in accordance with its terms.

     Section 3.3  Plan.  A true and correct copy of the Plan to be proposed by
                  ----
Bibb as its plan of reorganization pursuant to Section 1121(a) of Title 11 of the United States Code is attached hereto as Annex A.
                                             -------

                                   Section 4

                                 MISCELLANEOUS

     Section 4.1  Amendment and Modification.  No amendment, modification or
                  --------------------------
termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of TBW and Bibb.

     Section 4.2  Survival of Representations and Warranties.  All
                  ------------------------------------------
representations, warranties, covenants and agreements set forth in this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     Section 4.3  Successors and Assigns; Entire Agreement.  This Agreement and
                  ----------------------------------------
all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and executors, administrators and heirs; provided that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (which term excludes mergers under operation of applicable law) by any party hereto without the prior written consent of the other party. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature between them as to the subject matter hereof.

     Section 4.4  Separability.  In the event that any provision of this
                  ------------
Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision.

     Section 4.5  Governing Law.  The validity, performance, construction and
                  -------------
effect of this Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware, without giving effect to principles of conflicts of law.

     Section 4.6  Termination.
                  -----------

     (a)  When Agreement may be Terminated.  This Agreement may be terminated:
          --------------------------------
(i) by mutual written consent of TBW and Bibb at any time prior to Closing; or
(ii) by TBW if the Final Order or the Closing shall not have occurred by July 31, 1996; or (iii) by Bibb if the Closing shall not have occurred by November 30, 1996.

     (b)  Effect of Termination.  In the event of termination of this Agreement
          ---------------------
by either TBW or Bibb or both of them as provided in Section 4.6(a), this Agreement shall immediately terminate and be of no further force and effect, and there shall be no liability on the part of either TBW or Bibb (except for liabilities arising from a wilful breach of this Agreement prior to such termination).

     Section 4.7  Counterparts.  This Agreement may be executed in two or more
                  ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

     Section 4.8  Further Assurances.  Each party shall cooperate and take such
                  ------------------
action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.


                                         TB WOOD'S INCORPORATED



                                         By:  /s/ Michael L. Hurt
                                              ---------------------------
                                              Name: Michael L. Hurt
                                              Title: President


                                         THE BIBB COMPANY



                                         By:  /s/ Thomas C. Foley
                                              ----------------------------
                                              Name: Thomas C. Foley
                                              Title: Chairman